As filed with the Securities and Exchange Commission on January 29, 2002
                           Registration No. 333-_____

                       ----------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
            Registration Statement under the Securities Act of 1933

                               Ampex Corporation
             (Exact name of Registrant as specified in its charter)

              Delaware                               13-3667696
       (State of incorporation)         (I.R.S. employer identification number)

                                  1228 Douglas
                         Redwood City, California 94063
          (Address of principal executive offices, including zip code)

                   Ampex Corporation 1992 Stock Incentive Plan
                            (Full title of the plan)

                              Joel D. Talcott, Esq.
                                Ampex Corporation
                                  1228 Douglas
                         Redwood City, California 94063
                                 (650) 367-3330
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             Craig L. McKibben, Esq.
                                Ampex Corporation
                              135 East 57th Street
                            New York, New York 10022

                         CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------------------------------
  Title of Securities   Amount to be              Proposed              Proposed                Amount of
   to be Registered     Registered                Maximum               Maximum                 Registration Fee
                                                  Offering Price        Aggregate Offering
                                                  Per Share             Price
----------------------------------------------------------------------------------------------------------------------
Class A                 4,000,000 shares (1)      $0.165 (2)            $660,000 (2)            $158.00
Common Stock
----------------------------------------------------------------------------------------------------------------------


(1) Represents additional shares available for grants of awards under the 1999 Stock Incentive Plan as of June 18, 1999.

(2) Estimated as of January 25, 2002, pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.

         This Registration Statement relates to 4,000,000 shares of the Class A Common Stock, $0.01 par value per share (the "Class A Stock") of the Registrant, reserved for issuance under the Ampex Corporation 1992 Stock Incentive Plan (the "Plan"). On April 12, 1994, the Registrant filed a Form S-8 Registration Statement (file no. 33- 77664) to register 750,000 shares of Class A Stock reserved for issuance under the Plan; on May 23, 1995, the Registrant filed a Form S-8 Registration Statement (file no. 33-92640) to register an additional 1,500,000 shares of Class A Stock reserved for issuance under the Plan; on June 10, 1996, the Registrant filed a Form S-8 Registration Statement (file no. 333-05623) to register an additional 2,000,000 shares of Class A Stock reserved for issuance under the Plan; and on August 30, 1996, the Registrant filed a Post-Effective Amendment No. 1 to the Form S-8 Registration Statement previously filed on June 10, 1996 (file no. 333-05623) to reflect amendments to the Plan made in accordance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The contents of such Registration Statements, as so amended, are incorporated herein by reference.



Item 8.     Exhibits.

4.01        Registrant's  1992 Stock Incentive Plan, as amended through June 18,
            1999.

5.01        Opinion of Counsel.

23.01       Consent of Counsel (included in Exhibit 5.01).

23.02       Consent of PricewaterhouseCoopers LLP.

24.01       Power of Attorney (see page 3).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 25, 2002.

                                          AMPEX CORPORATION


                                          By:  /s/ Craig L. McKibben
                                             ----------------------------
                                          Craig L. McKibben
                                          Vice President, Treasurer and
                                          Chief Financial Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Edward J. Bramson and Craig L. McKibben or either of them, with full power to act, his attorney-in-fact, with the power of substitution for him in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



              Signature                                     Title                                   Date
              ---------                                     -----                                   ----


     /s/ Edward J. Bramson            Chairman and Chief Executive Officer                    January 25, 2002
------------------------------        and Director (Principal Executive Officer)
Edward J. Bramson


     /s/ Craig L. McKibben            Vice President, Treasurer, Chief Financial              January 25, 2002
------------------------------        Officer and Director (Principal Financial
Craig L. McKibben                     Officer and Principal Accounting Officer)



     /s/ Douglas T. McClure           Director                                                January 25, 2002
-----------------------------
Douglas T. McClure Jr.


     /s/ Peter Slusser                Director                                                January 25, 2002
-----------------------------
Peter Slusser

     /s/ William A. Stoltzfus, Jr.    Director                                                January 25, 2002
----------------------------------
William A. Stoltzfus, Jr.

                                  EXHIBIT INDEX


Exhibit Number      Description
--------------      -----------

4.01                Registrant's  1992 Stock  Incentive Plan, as amended through
                    June 18, 1999.

5.01                Opinion of Counsel.

23.01               Consent of Counsel (included in Exhibit 5.01).

23.02               Consent of PricewaterhouseCoopers LLP.

24.01               Power of Attorney (see page 3).